UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2018

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

Frederick M. Lehrer, P. A.

(561) 706-7646

flehrer@securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

H/Cell Energy Corporation is referred to herein as “we”, “our, or “us”.

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement

Background

On February 1, 2018, we entered into a stock purchase agreement (the “Purchase Agreement”) by and among us, PVBJ, Inc., a New Jersey corporation (“PVBJ”), and Benis Holdings LLC, PVBJ’s sole shareholder (“Benis Holdings”). Pursuant to the Purchase Agreement, we acquired all of PVBJ’s issued and outstanding capital stock from Benis Holdings for a Cash Purchase Price of $221,800 (the “Cash Purchase Price”) and 444,445 shares of our common stock per share having an aggregate value of $1,000,000.00 (the “Acquisition Shares”). The Acquisition Shares were issued at the closing and the Cash Purchase Price was to be paid to Benis Holdings from positive earnings before taxes of PVBJ, with Benis Holdings to receive 50% of annual earnings before taxes of PVBJ until such time as Benis Holdings has received the full Cash Purchase Price (“Positive Earnings Criteria”), which Positive Earnings Criteria PVBJ never accomplished. Further, in connection with our acquisition of PVBJ, we entered into an employment agreement with Paul V. Benis, Jr. (the “Employment Agreement”) to serve as our Executive Vice President for a period of three years at an annual salary of $150,000 in return for Paul V. Benis’ oversight of PVBJ’s business operations. Upon acquiring PVBJ, PVBJ became our wholly-owned subsidiary. After we acquired PVBJ, PVBJ executed a March 10, 2020 Promissory Note whereby Thermo Communications Funding, LLC (“Thermo”) became PVBJ’s lending facility (the “Note”).

April 21, 2020 Resale and Release Agreement

On April 21, 2020, our Board of Directors authorized our resale of PVBJ back to PVBJ pursuant to the terms contained in the Resale and Release agreement attached hereto as Exhibit 10.03 (“Resale Agreement”), as follows: (a) Benis Holdings LLC will apply the $221,800 Cash Purchase Price as consideration towards the purchase of PVBJ; (b) Paul Benis agrees to apply the remaining salary due to him, as prorated from the Closing Date to the expiration date of the Employment Agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings LLC as additional consideration thereof, at which time we will have no further salary obligation to Paul Benis, who will then be deemed to have resigned as our executive officer; and (c) as additional consideration for the purchase of PVBJ by Benis Holdings LLC, PVBJ shall continue to be responsible for the Note.

The Resale Agreement provides that the Parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action.

The foregoing description of the terms of the Purchase Agreement, Employment Agreement, and Resale Agreement does not purport to be complete and is subject to, and are qualified in their entirety by reference to those agreements filed as exhibits as denoted below. The foregoing agreements are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The discussion set forth in Items 1.01 and 1.02 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The discussion set forth in Items 1.01 and 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.03	Resale Agreement dated April 21, 2020*

10.01	Form of Stock Purchase Agreement, by and among H/Cell Energy Corporation, PVBJ Inc. and Benis Holdings LLC, dated February 1, 2018**

10.02	Form of Employment Agreement, by and between H/Cell Energy Corporation and Paul V. Benis, Jr., dated February 1, 2018**

* Furnished herewith.

** Previously filed in Form 8-K on February 5, 2018.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: April 21, 2020	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer